Exhibit 21.1

Subsidiaries of Blue Coat, Inc.

Entity	Jurisdiction
Blue Coat, Inc.	Delaware

Batman Intermediate Holdings A, Inc.	Delaware

Batman Intermediate Holdings B, Inc.	Delaware

Blue Coat Holdings, Inc.	Delaware

Blue Coat Systems, Inc.	Delaware

Blue Coat Systems Holding, Inc.	Delaware

Blue Coat Argentina S.R.L.	Argentina

Blue Coat Systems International Sàrl	Switzerland

Blue Coat Systems Australia Pty Ltd.	Australia

Blue Coat Systems Belgium BVBA	Belgium

Blue Coat Systems Global	Cayman Islands

Packeteer Europe B.V.	Netherlands

Packeteer Asia Pacific Limited	Hong Kong

Blue Coat Systems HK Limited	Hong Kong

Blue Coat (Beijing) Network Technology Co., Ltd.	China

Blue Coat Systems B.V.	Netherlands

Blue Coat Network (India) Private Limited	India

Blue Coat Systems Czech Republic s.r.o.	Czech Republic

Blue Coat Systems Denmark ApS	Denmark

Blue Coat Systems Finland Oy	Finland

Blue Coat Systems SARL	France

Blue Coat Systems GmbH	Germany

Bluecoat Systems Ltd.	United Kingdom

Perspecsys UK Ltd.	United Kingdom

PT Blue Coat Systems Indonesia	Indonesia

Blue Coat Systems Israel Ltd.	Israel

Blue Coat Systems Italy S.r.l.	Italy

Blue Coat Systems G.K.	Japan

KR Blue Coat Y.H.	Korea

Blue Coat Malaysia Sdn. Bhd.	Malaysia

Blue Coat Systems New Zealand Limited	New Zealand

Blue Coat Norway AS	Norway

Blue Coat Systems Singapore Pte. Ltd.	Singapore

Blue Coat Systems South Africa (Pty) Ltd.	South Africa

Blue Coat Systems Spain, S.L	Spain

Blue Coat Systems Sweden AB	Sweden

Blue Coat Systems Taiwan Ltd.	Taiwan

Blue Coat Serviços De Informática Do Brasil Ltda.	Brazil

Blue Coat Colombia S.A.S.	Colombia

Blue Coat México S. de R.L. de C.V.	Mexico

Blue Coat Systems (Thailand Ltd.)	Thailand

Blue Coat Systems Canada	Canada

Elastica, Inc.	Delaware

Elastica Pty. Ltd.	Australia

Elastica Data Sciences Corp.	Canada

Elastica Data Sciences India Private Limited	India

Astica Pvt. Ltd.	Pakistan

Elastica Pvt. Ltd.	United Kingdom

Packeteer, Inc.	Delaware

Packeteer International, Inc.	Delaware

Packeteer Caymans LP	Cayman Islands

Solera Networks India Private Ltd.	India